                                     [LOGO]

                                 NET.B@NK, INC.
                              11475 GREAT OAKS WAY
                                   SUITE 100
                           ALPHARETTA, GEORGIA 30022

Dear Shareholder:

    You are cordially invited to attend our 2000 Annual Meeting of Shareholders, which will be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on April 27, 2000 at 10:00 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

    The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. We also will report on our operations during the past year and during the first quarter of fiscal 2000, as well as on our plans for the future.

    We are including with this Proxy Statement a copy of our Annual Report. It contains information on our operations and financial performance as well as our audited financial statements.

    Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          [LOGO]

                                          D.R. Grimes
                                          Vice Chairman and Chief Executive
                                          Officer

                                 NET.B@NK, INC.

                              11475 GREAT OAKS WAY
                                   SUITE 100
                           ALPHARETTA, GEORGIA 30022
                                 (770) 343-6006

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

    The Annual Meeting of Shareholders of Net.B@nk, Inc. (the "Company"), will be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on Thursday, April 27, 2000, at 10:00 a.m., to consider and vote upon the following matters:

    1. To elect directors to serve for the terms indicated in the accompanying Proxy Statement.

    2.  To ratify Deloitte & Touche LLP as the Company's independent auditors.

    3. To transact such other business as may properly come before such meeting or any adjournment thereof.

    The Board of Directors has established the close of business on March 13, 2000 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournment.

    We hope you will be able to attend the meeting. To ensure that the greatest number of shareholders will be present either in person or by proxy, however, we ask that you date and sign the accompanying proxy card and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

    If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, you should complete and return each proxy.

                                          By Order of the Board of Directors:

                                          [LOGO]

                                          Robert E. Bowers
                                          Secretary

March 29, 2000

                                 NET.B@NK, INC.

                              11475 GREAT OAKS WAY
                                   SUITE 100
                           ALPHARETTA, GEORGIA 30022
                                 (770) 343-6006

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 2000

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

    The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2000, at 10:00 a.m., at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346, and at any adjournment of the meeting.

RECORD DATE AND MAILING DATE

    The close of business on March 13, 2000 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 29, 2000.

NUMBER OF SHARES OUTSTANDING

    As of the close of business on the Record Date, the Company had 100,000,000 shares of common stock, $.01 par value, authorized, of which 30,007,932 shares were issued and outstanding. Each such share is entitled to one vote on all matters to be presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

PROCEDURES FOR VOTING BY PROXY

    If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR ratification of Deloitte & Touche LLP as our independent auditors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address as listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

    A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. In general, to approve any other matter presented for shareholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

EFFECT OF ABSTENTIONS

    A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

EFFECT OF BROKER NON-VOTES

    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Companies listing their securities on the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and the ratification of independent accountants. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Because brokers have discretion to vote on the matters we are presenting for approval at the Annual Meeting, broker non-votes will not exist or affect the outcome of the vote on any of the matters presented.

                            SOLICITATION OF PROXIES

    The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our soliciting material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (1) each current director and nominee,
(2) each current executive officer, (3) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding common stock, and (4) all current executive officers and directors as a group.

                                                                 NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED (1)   PERCENT OF CLASS
------------------------                                      ----------------------   ----------------
(i) Directors and Director Nominees
    Robert E. Bowers (2)....................................           485,647                1.6
    Ward H. Clegg...........................................           158,064                  *
    Michael R. Fitzgerald (2)...............................                --                0.0
    D.R. Grimes (2).........................................           733,186                2.4
    J. Stephen Heard........................................            38,814                  *
    T. Stephen Johnson......................................           878,779(3)             2.9
    Robin C. Kelton.........................................           436,314                1.5
    Thomas H. Muller, Jr....................................            38,814                  *
    J. Joe Ricketts.........................................             9,000                  *
    Donald S. Shapleigh, Jr.................................           329,440                1.1
    W. James Stokes.........................................           109,500                  *
    Mack I. Whittle.........................................         2,424,000(4)             8.1

(ii) Non-Directors, Executive Officers
    Thomas L. Cable.........................................            33,000                  *
    Laura P. Moon...........................................                --                0.0

                                                               NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------                                      ------------------   ----------------
(iii) Non-Directors, 5% Beneficial Owners
    Carolina First Corporation ("Carolina First")                   2,415,000(5)          8.0

(iv) All current Executive Officers and Directors as a Group
     (14 persons)                                                   5,674,558(6)         18.9

------------------------

* Indicates less than one percent of the shares of common stock outstanding as of the Record Date.

(1) Includes the following numbers of shares subject to options exercisable within 60 days following the Record Date for the indicated reporting person:

Mr. Bowers............         485,647
Mr. Kelton............           9,000
Mr. Cable.............          33,000
Mr. Muller............           9,000
Mr. Clegg.............           9,000
Mr. Ricketts..........           9,000
Mr. Grimes............         733,186
Mr. Shapleigh.........           3,000
Mr. Heard.............           9,000
Mr. Stokes............           9,000
Mr. Johnson...........           6,000
Mr. Whittle...........           9,000

------------------------

(2) Mr. Bowers, Mr. Fitzgerald, and Mr. Grimes are also executive officers of the Company.

(3) Includes 438,840 shares owned of record by Mr. Johnson's spouse, Mary E. Johnson.

(4) Mr. Whittle serves as Chairman of the Board of Carolina First. As a result, he may be deemed to beneficially own any shares owned by Carolina First.

(5) Carolina First is located at 102 South Main Street, Greenville, South Carolina 29601. Of the indicated shares, 240,000 are held of record by Carolina First Investment Limited Partnership. The general partner of this partnership is CF Technology Services Company, a wholly owned subsidiary of Carolina First.

(6) Includes 1,323,833 shares subject to options exercisable within 60 days following the Record Date.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The Board of Directors consists of 12 members and is divided into three classes. The director nominees and directors whose terms will continue are listed below. The terms to be served by the members of each class below will expire at the Annual Meeting of Shareholders in the year indicated and upon the election and qualification of their successors. Thereafter, the members of each class will be elected for a three-year term.

NAME                                          AGE      DIRECTOR SINCE                POSITION
----                                        --------   --------------   ----------------------------------
DIRECTOR NOMINEES

CLASS III (FOR A TERM EXPIRING IN 2003)
    Robin C. Kelton.......................     65           1997        Director
    Thomas H. Muller, Jr..................     58           1997        Director
    Donald S. Shapleigh, Jr...............     51           1996        Director
    J. Joe Ricketts.......................     57           1999        Director

INCUMBENT DIRECTORS

Class I (For a Term Expiring in 2001)
    Michael R. Fitzgerald.................     41           2000        President, Chief Operating Officer
                                                                        and Director
    D.R. Grimes...........................     53           1997        Vice Chairman, Chief Executive
                                                                        Officer and Director
    T. Stephen Johnson....................     50           1996        Chairman of the Board
    Mack I. Whittle, Jr...................     51           1997        Director

Class II (For a Term Expiring in 2002)
    Robert E. Bowers......................     43           1997        Chief Financial Officer, Corporate
                                                                        Secretary and Director
    Ward H. Clegg.........................     48           1997        Director
    J. Stephen Heard......................     57           1997        Director
    W. James Stokes.......................     41           1997        Director

    T. STEPHEN JOHNSON is President of T. Stephen Johnson & Associates ("TSJ&A"), a bank consulting firm located in Roswell, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. TSJ&A has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming TSJ&A in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company; Chairman of Maxrate.com, Inc., an internet based financial services company; Chairman of Directo, Inc., a card payment and processing company; Chairman of Brightlane.com, Inc., an e-commerce company; and director of Municipaltrade.com, Inc., an internet financial services company. In addition, he is principal owner of Bank Assets Inc., a provider of benefit programs for directors and officers of banks.

    D.R. GRIMES has served as Vice Chairman and Chief Executive Officer of the Company since January 1997. From March 1996 to January 1997, he was an independent management consultant, and from 1978 to March 1996, he served in various capacities with Servantis Systems, Inc. ("SSI"), which provides electronic funds transfer and home banking software to the financial services industry, including Executive Vice President of Technology and Chief Information Officer (1995-1996); Executive Vice President of Technology and Marketing (1993-1995); President, Treasury Products Division (1994); and President, Financial Productions Division (1988-1993). Prior to joining SSI, Mr. Grimes served in various technology positions with Trust Company Bank of Georgia (now SunTrust Bank). In addition,

Mr. Grimes also serves as a director of Brightlane.com, Inc., an e-commerce company, and Safedepositbox.com, the company that created our virtual safe deposit box product.

    MICHAEL R. FITZGERALD joined the Company as President and Chief Operating Officer in February 2000. From December 1993 until February 2000,
Mr. Fitzgerald was President of directbank.com, the electronic banking division of Massachusetts-based Salem Five Cents Savings Bank. Prior to December 1993, Mr. Fitzgerald held senior management positions at Century Bancorp, Inc., Mellon Bank, and Merchants National Bank.

    ROBERT E. BOWERS has served as Chief Financial Officer of the Company since February 1997. In addition, Mr. Bowers has served as the Company's Corporate Secretary since October 1999. Prior to joining the Company, Mr. Bowers, a certified public accountant, was the Chief Financial Officer of CheckFree Corporation, which provides electronic bill payment processing for the financial services industry, from January 1996 through August 1996. From September 1984 until January 1996, he served as the Chief Financial Officer and a director of SSI, which was acquired by CheckFree Corporation in January 1996. His experience includes initial public offerings, strategic business planning and investor relations.

    WARD H. CLEGG has served as a consultant to Carolina First Bank since May 1995. In addition, he served as a consultant to the Company from February 1996 to December 1998. Prior to that Mr. Clegg was an independent banking consultant specializing in major systems conversions, implementation of new business lines, and integration of banking and brokerage operations. In addition, Mr. Clegg has served as a director and member of senior management for various banks and mortgage lenders during his 23 years in the banking industry.

    J. STEPHEN HEARD has served as President of Heard Systems, Inc., which provides information systems consulting and ATM services, since January 1, 1994. He has also served as Area Vice President, Hartford Computer Group, Inc. and Product Sales Executive for Vanstar Corporation. Mr. Heard is retired from IBM after a 30-year career in marketing, sales and systems engineering.

    ROBIN C. KELTON is Chairman and Chief Executive Officer of Kelton International Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. Mr. Kelton is a founder and former Chairman and Chief Executive Officer of Fox-Pitt, Kelton Ltd. and the Fox-Pitt, Kelton Group, and President of Fox-Pitt, Kelton, Inc. These companies were formed in 1970 and comprise an international investment banking and brokerage group based in London and New York. In addition, Mr. Kelton is a director of Resource Bancshares Mortgage Group, Inc., a financial services company.

    THOMAS H. MULLER, JR. has served as the Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996. From 1993 to 1995, Mr. Muller also served as Chief Financial Officer of Amstel, Inc., a beverage manufacturing and marketing company. From 1984 to 1992, Mr. Muller served as Chief Financial Officer of HBO & Company, a leading healthcare information systems company.

    J. JOE RICKETTS has served as a director and as Chairman and Chief Executive Officer of Ameritrade Holding Corp. since 1981. From 1975 to 1981, Mr. Ricketts served in various capacities with predecessors to Ameritrade Holding Corp. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co., and a branch manager with Dun & Bradstreet. Mr. Ricketts is a director of CSS Management and is on the Advisory Committee of Roundtable. Mr. Ricketts currently serves as a member of the District Committee for District 4 of the National Association of Securities Dealers, Inc. Mr. Ricketts is a member of the Board of Trustees for Father Flanagan's Boy's Home (Boys Town).

    DONALD S. SHAPLEIGH, JR. is Executive Vice President and Director of Sales of Directo, Inc., a card payment and processing company. Immediately prior to his employment with Directo, Mr. Shapleigh served as President of the Company and the Bank from January 1996 to April 30, 1999. He has also served as a director of the Company since its incorporation. Mr. Shapleigh has been involved in banking since 1971, having spent 23 years in various senior positions with BankSouth, N.A. and SouthTrust Bank. From November 1994 to December 1995,
Mr. Shapleigh served as Director of Sales for Creative Solutions Group/A BISYS Company, an Atlanta-based company that sells its patented automated voice response technology to retail financial service companies.

    W. JAMES STOKES has served as Senior Vice President of TSJ&A since 1987. He served as Head of Analysis, with a focus on bank mergers and acquisitions, stock valuations, fairness opinions and regulatory assistance. In addition, Mr. Stokes also currently serves as a director of Brightlane.com, Inc., an e-commerce company.

    MACK I. WHITTLE, JR. has served as President and Chief Executive Officer of Carolina First since 1986. Mr. Whittle is also a director of Carolina First and of Carolina First Bank. Mr. Whittle began his banking career in 1969 with Bankers Trust of South Carolina. From 1969 to 1986, he served in several capacities including Trust Officer, Vice President of Commercial Business Development, City Executive for Myrtle Beach, and Senior Vice President and Regional Officer. In January 1986, Bankers Trust of South Carolina merged with NCNB Corp. Mr. Whittle resigned from NCNB Corp. in May 1986 to form Carolina First.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established an Executive Committee, which has the authority to consider and act on behalf of the Board on important matters between scheduled director meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Bylaws or by action of our Board of Directors. The Executive Committee consists of Messrs. Johnson, Grimes, Whittle, Kelton and Muller and met once during 1999.

    The Board of Directors has also established a Compensation Committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee consists of T. Stephen Johnson (chairman), Thomas H. Muller, Jr. and
J. Stephen Heard and met twice during 1999.

    The Board of Directors has also established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to the accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee currently consists of Thomas H. Muller, Jr. (chairman), W. James Stokes and Ward H. Clegg and met four times during 1999.

    The Board of Directors may from time to time establish other committees. The Board of Directors does not have a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of Messrs. Johnson, Heard and Muller. Mr. Johnson serves as Chairman of the Board of Directors of the Company. No member of the Compensation Committee has served as an executive officer of the Company and no executive officer of the Company has served as a director or member of the Compensation Committee of any other entity of which Messrs. Johnson, Heard or Muller have served as an executive officer.

DIRECTOR COMPENSATION

    During 1999, our non-employee directors have received a $400 fee per board meeting attended and $5,000 per quarter for their services as directors. We may also reimburse directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors.

    On April 22, 1999, the Compensation Committee granted all of its directors except Messrs. Grimes, Bowers, and Shapleigh an option to purchase 3,000 shares of common stock at an exercise price of $53.33 per share. Mr. Ricketts was granted an additional option on that date to purchase an additional 3,000 shares of common stock at an exercise price of $53.33 per share. All of the options vested immediately on the date of grant.

    In addition, during 1999, the Company paid $1,256,000 to Kelton International Ltd. for underwriting discounts and commissions in conjunction with the Company's two common stock and one debt offering in 1999. Mr. Kelton is the Chairman and Chief Executive Officer of Kelton International Ltd.

    On February 21, 2000, the Compensation Committee granted all of its directors except Messrs. Grimes, Fitzgerald, and Bowers an option to purchase 3,000 shares of common stock at an exercise price of $16.38 per share. The options vested immediately on the date of grant.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED ABOVE. PROXIES THAT WE RECEIVE WILL BE VOTED IN FAVOR OF EACH OF THE LISTED NOMINEES UNLESS YOUR PROXY IS MARKED TO THE CONTRARY.

                               EXECUTIVE OFFICERS

    The following persons serve as executive officers of the Company:


D.R. GRIMES            AGE: 53

    Mr. Grimes is the Vice Chairman and Chief Executive Officer of the Company.
Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Grimes' experience.

MICHAEL R. FITZGERALD  AGE: 41

    Mr. Fitzgerald is the President and Chief Operating Officer of the Company and the Bank and also serves as a director of the Company. Please refer to the section of the Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Fitzgerald's experience.

ROBERT E. BOWERS       AGE: 43

    Mr. Bowers is the Chief Financial Officer and Corporate Secretary of the
Company and also serves as a director of the Company. Please refer to the section of the Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Bowers' experience.

THOMAS L. CABLE        AGE: 43

    Mr. Cable has served as Chief Technology Officer of the Company and the Bank
since May 1997. From May 1996 to May 1997, he served as Vice President, Retail
Financial Services of CheckFree Corporation, and from February 1996 to May 1996, he was responsible for CheckFree's Retail Direct Bank Product. From 1985 to
February 1996, Mr. Cable served in various capacities with Servantis Systems, Inc.
("SSI"), including Senior Vice President and Business Unit Manager for Home Banking
Products and Services, Vice President and Product Manager for Delivery Systems and
Associate and Product Manager for SSI's licensed bill payment software product.
From 1978 to 1985, he was employed by First National Bank, Louisville, Kentucky as a Programmer and Programming Team Leader responsible for the implementation and support of SSI's bill payment product and other bank application systems.

LAURA P. MOON          AGE: 29

    Ms. Moon has served as Chief Accounting Officer of the Company and the Bank since June 1999. From January 1991 until June 1999, Ms. Moon was employed by
Deloitte & Touche LLP as a senior manager specializing in banking and mergers and acquisitions. While employed at Deloitte & Touche, Ms. Moon served as the Company' external audit manager from the Company's inception in 1996 until June 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997 of our Chief Executive Officer and the four other executive officers who received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during fiscal 1999. The terms of the 1999 option grants are described in the table headed "Stock Option Grants in Fiscal 1999."

SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                                                         NUMBER OF
             NAME                        ANNUAL COMPENSATION             SECURITIES
              AND                ------------------------------------    UNDERLYING     ALL OTHER
      PRINCIPAL POSITION         YEAR   SALARY     BONUS      OTHER       OPTIONS      COMPENSATION
-------------------------------  ----  --------   --------   --------   ------------   ------------
D.R. Grimes....................  1999  $200,000   $ 50,000   $      0      300,000        $     0
  Vice Chairman and Chief        1998  $150,000   $      0   $      0      300,000        $     0
  Executive Officer              1997  $130,000   $250,000   $      0      397,500        $     0

Donald S. Shapleigh, Jr........  1999  $ 40,000   $      0   $      0            0        $     0
  Former President and Chief     1998  $120,000   $      0   $      0       15,000        $     0
  Operating Officer (1)          1997  $100,000   $ 25,000   $      0      149,061        $     0

Robert E. Bowers...............  1999  $150,000   $      0   $      0      250,000        $     0
  Chief Financial Officer        1998  $120,000   $      0   $      0       22,500        $     0
                                 1997  $ 87,500   $100,000   $      0      347,814        $     0

Thomas L. Cable................  1999  $120,000   $      0   $      0       40,000        $     0
  Chief Technology Officer       1998  $105,000   $      0   $      0       15,000        $     0
                                 1997  $ 62,500   $ 39,000   $      0       45,000        $     0

Jeffrey B. Watson..............  1999  $ 70,000   $      0   $      0       25,000        $55,000(3)
  Former Chief Lending           1998  $100,000   $      0   $      0       75,000        $     0
  Officer(2)                     1997  $ 16,250   $  5,000   $      0            0        $     0

------------------------

(1) Mr. Shapleigh resigned as our President and Chief Operating Officer effective as of April 30, 1999. Michael R. Fitzgerald was hired as our new President and Chief Operating Officer effective February 14, 2000.

(2) Mr. Watson was our Chief Lending Officer from April 1999 until his resignation effective August 30, 1999.

(3) Severance payment.

    The following tables set forth certain information at December 31, 1999, and for the fiscal year then ended, concerning stock options granted to the officers listed in the Summary Compensation Table. Messrs. Shapleigh and Watson, who resigned from the Company, were the only officers who exercised options to purchase common stock of the Company during fiscal 1999. We have never granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

STOCK OPTION GRANTS IN FISCAL 1999

                                                 INDIVIDUAL
                                  -----------------------------------------
                                                PERCENTAGE OF
                                   NUMBER OF    TOTAL OPTIONS                                 POTENTIAL REALIZABLE VALUE AT
                                  SECURITIES    GRANTED TO ALL                             ASSUMED ANNUAL RATE OF STOCK PRICE
                                  UNDERLYING      EMPLOYEES       EXERCISE                  APPRECIATION FOR OPTION TERM (1)
                       DATE OF      OPTIONS       IN FISCAL        PRICE      EXPIRATION   -----------------------------------
NAME                    GRANT     GRANTED (2)        1999        PER SHARE       DATE         0%          5%           10%
----                   --------   -----------   --------------   ----------   ----------   --------   ----------   -----------
Mr. Grimes...........  06/30/99     300,000         33.6%          $35.44      06/30/09     $    0    $6,686,408   $16,944,670
Mr. Shapleigh........        --          --            --              --            --         --            --            --
Mr. Bowers...........  04/22/99     150,000         16.8%          $53.33      04/22/09     $    0    $5,030,843   $12,749,143
                       06/30/99     100,000         11.2%          $35.44      06/30/09     $    0    $2,228,803   $ 5,648,223
Mr. Cable............  06/30/99      40,000          4.5%          $35.44      06/30/09     $    0    $  891,521   $ 2,259,289
Mr. Watson (3).......  06/30/99      25,000          2.8%          $35.44      06/30/09     $    0    $  557,200   $ 1,412,056

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of our common stock.

(2) With the exception of the options to purchase 300,000 shares issued to Mr. Grimes and the options to purchase 250,000 shares issued to Mr. Bowers, which vest in three equal annual increments beginning on the date of grant, all options shown in this table vest in five equal annual increments beginning on the one-year anniversary of the date of grant.

(3) Mr. Watson was our Chief Lending Officer from April 1999 until his resignation effective August 30, 1999 and these unvested options were terminated.

  AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING
                                                                      UNEXERCISED              VALUE OF UNEXERCISED
                                                                OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                              NUMBER OF                                  1999                 AT DECEMBER 31, 1999(3)
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                         ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------------   -----------   -------------   -----------   -------------
Mr. Grimes...............            0       $        0         733,186        314,000      $9,491,373     $1,268,400
Mr. Shapleigh............      149,061       $2,968,798(1)            0              0      $        0     $        0
Mr. Bowers...............            0       $        0         435,647        184,667      $5,844,937     $  238,500
Mr. Cable................            0       $        0          33,000         67,000      $  484,650     $  381,450
Mr. Watson...............        8,500       $  165,750(2)            0              0      $        0     $        0
                                15,500       $  299,750(2)

------------------------

(1) The closing price of our common stock, as reported by the Nasdaq Stock Market on July 29, 1999, the date of exercise, was $23.25 per share. The value is calculated on the basis of the difference between the option per share exercise price and $23.25 per share, multiplied by the number of shares of common stock underlying the option exercised.

(2) Mr. Watson exercised an option to purchase 8,500 shares on August 31, 1999 and options to purchase a total of 15,500 shares on December 1, 1999. The closing prices of our common stock, as reported by the Nasdaq Stock Market on August 31, 1999 and December 1, 1999, were $23.25 per share and $24.19 per share, respectively. The value is calculated on the basis of the difference between the option per share exercise price and the closing price as of the date of exercise, multiplied by the number of shares of common stock underlying the option exercised

(3) The closing price of our common stock, as reported by the Nasdaq Stock Market on December 31, 1999 was $18.50 per share. The value is calculated on the basis of the difference between the option per share exercise price and $18.50 per share, multiplied by the number of shares of common stock underlying the option.

EMPLOYMENT AGREEMENTS

    During 1999, we entered into an employment agreement with our Chief Executive Officer. The agreement has a three-year term that renews continuously until either the Company or the CEO notifies the other that the continuous renewal will cease. The agreement provides for: (1) an annual base salary of $200,000, subject to discretionary increase by the Board of Directors; (ii) an annual incentive bonus based on specific criteria relating to the Company's financial performance; and (iii) various other benefits such as vacation, club dues and a car allowance. In the event of termination without cause or following a change in control, as defined in the agreement, the CEO is entitled to receive a lump sum severance payment equal to 36 times his average monthly compensation, as defined in the agreement, and to the extent practicable, continued benefits as described in the agreement for its unexpired term or, if greater, a period of 12 months following the termination date. The agreement also contains 12-month noncompetition and nonsolicitation provisions in the event of termination.

    In 2000, we also entered into employment agreements with our President and Chief Financial Officer. Each agreement has substantially the same terms and conditions as are described above, except that the term is two years and the severance payment is equal to 24 times the executive's average monthly compensation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for fiscal 1999 and specifically reviews the compensation established for our Chief Executive Officer during fiscal 1999.

COMPENSATION PHILOSOPHY

    Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance,
(2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

    In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives.

    Each element of our executive compensation program is discussed below.

BASE SALARIES

    Base salaries for our executive officers for fiscal 1999 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

BONUSES

    Bonuses are intended to motivate the individual to work hard to achieve our financial and operational performance goals or to otherwise motivate the individual to aim for a high level of achievement in the coming year. Our Chief Executive Officer's employment agreement set forth specific bonus criteria for 1999 based on the Company's achievement of specified deposit and earnings per share targets. We are in the process of establishing specific bonus criteria for our other executive officers who have employment agreements. Our executive officers are also eligible for bonuses awarded subjectively based on a combination of factors including the Company's historic and recent financial performance, the individual's contribution to that performance, the individual's performance on non-financial goals (such as ethical business conduct, client satisfaction and the general perception of the Company and the Bank by financial leaders and customers) and other contributions to our success. We give each of these factors relatively equal weight without applying a rigorous formula.

LONG-TERM INCENTIVE COMPENSATION

    Our long-term incentive compensation is based upon our 1996 Stock Incentive Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company. Based on our subjective evaluation of these factors, we granted the options described in the Summary Compensation Table to the executive officers named in that table and also granted options to our other executive officers during 1999.

BENEFITS

    We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    During 1999, we entered into an employment agreement with our Chief Executive Officer. The agreement is described under "Executive Compensation --Employment Agreements." We based the terms of the agreement, the amount of and criteria for his bonus and the number and terms of his stock option awards on our review of the compensation packages for chief executive officers of our most direct competitors, on our subjective assessment of his experience, knowledge and abilities, on a compensation analysis prepared by an independent consulting firm and on the Company's earnings, asset and account growth for the year. During 1999, the Company continued its history of profitability with net operating income increasing 100% over 1998. At the same time, the Company under the direction of the Chief Executive Officer exceeded all account and asset growth targets. We believe that our Chief Executive Officer's overall compensation for fiscal 1999 rewards these results and provides an appropriate incentive for continued strong individual and Company performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

    It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for fiscal 1999 is non-deductible. Our 1996 Stock Incentive Plan limits to 100,000 the number of incentive stock options that may be awarded to any individual in a single year under that plan.

                                          Submitted by: THE COMPENSATION
                                                        COMMITTEE

                                                            T. Stephen Johnson
                                                        J. Stephen Heard
                                                        Thomas H. Muller, Jr.

                               PERFORMANCE GRAPH

    The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from July 28, 1997, the effective date of the Company's initial public offering, to December 31, 1999. The Performance Graph assumes reinvestment of dividends, where applicable.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                  JULY 28, 1997  DECEMBER 31, 1997  DECEMBER 31, 1998  DECEMBER 31, 1999
Net.B@nk, Inc.                             $100                $98               $229               $463
Nasdaq Stock Market (U.S.) Index           $100                $99               $139               $252
Nasdaq Bank Stock Index                    $100               $124               $123               $119

                                   JULY 28, 1997   DECEMBER 31, 1997   DECEMBER 31, 1998   DECEMBER 31, 1999
                                   -------------   -----------------   -----------------   -----------------
NetBank, Inc.....................      $100              $ 98                $229                $463
Nasdaq Stock Market (U.S.)
  Index..........................      $100              $ 99                $139                $252
Nasdaq Bank Stock Index..........      $100              $124                $123                $119

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 1999, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                              CERTAIN TRANSACTIONS

    Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 1999. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 1999.

    All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, we may have had additional transactions with, or used products or services of, various organizations with which our directors were associated. The amounts involved in these non-credit transactions have not been material in relation to our business or to that of such other organizations. We expect to continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Unless otherwise directed by the shareholders, the persons appointed as proxies will vote for ratification of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Deloitte & Touche LLP as the Company's independent accountants for fiscal 2000. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its recommendation. We have been informed that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in the Company or the Bank. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

                             SHAREHOLDER PROPOSALS

    We must receive any shareholder proposals submitted for consideration at the next annual meeting of shareholders no later than November 25, 2000 for those proposals to be included in our 2001 proxy materials. A shareholder must notify the Company before January 31, 2001 of a proposal for the 2001 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before January 31, 2001, proxies that our management solicits will confer discretionary authority upon our management to vote upon any such matter.

                                 OTHER BUSINESS

    We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

    A COPY OF OUR FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 1999 (EXCLUDING EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO NETBANK, INC., 11475 GREAT OAKS WAY, SUITE 100, ALPHARETTA, GEORGIA 30022 (ATTN: CHIEF FINANCIAL OFFICER). WE WILL CHARGE REPRODUCTION COST OF UP TO 25 CENTS PER PAGE FOR ANY EXHIBITS REQUESTED.

                                 NET.B@NK, INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

The undersigned shareholder of Net.B@nk, Inc. (the "Company") hereby appoints D.R. Grimes and Robert E. Bowers as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on Thursday, April 27, 2000 at 10:00 a.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:   To elect the nominees listed below to serve as Class III directors of the Company for a term expiring at the 2003
              Annual Shareholders' Meeting.
                                                               Robin C. Kelton
                                                            Thomas H. Muller, Jr.
                                                           Donald S. Shapleigh, Jr.
                                                               J. Joe Ricketts
              FOR all nominees listed above (except as indicated to     WITHHOLD AUTHORITY to vote for all nominees listed
               the contrary below.)                                      above.
INSTRUCTION:  To withhold authority for one or more individual nominees, mark "FOR" above, and write his name or their names in the space below:
PROPOSAL 2:   To ratify Deloitte & Touche LLP as the Company's independent auditors.
              FOR                         AGAINST                         ABSTAIN

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR Proposals 1 and 2.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                           Dated: ________________________, 2000
                                               (Be sure to date your Proxy)

                                           _____________________________________
                                                 Name(s) of Shareholder(s)

                                           _____________________________________
                                              Signature(s) of Shareholder(s)
                                           If stock is held in the name of more
                                           than one person, all holders should
                                           sign. Signatures must correspond
                                           exactly with the name or names
                                           appearing on the stock
                                           certificate(s). When signing as
                                           attorney, executor, administrator,
                                           trustee, guardian or custodian,
                                           please indicate the capacity in which
                                           you are acting. If a corporation,
                                           please sign in full corporate name by
                                           the President or other authorized
                                           officer. If a partnership, please
                                           sign in name by authorized person.
                                           Please mark, date and sign this
                                           Proxy, and return it in the enclosed
                                           return-addressed envelope. No postage
                                           is necessary.

                    PLEASE RETURN PROXY AS SOON AS POSSIBLE

                                 NET.B@NK, INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

The undersigned shareholder of Net.B@nk, Inc. (the "Company") hereby appoints D.R. Grimes and Robert E. Bowers as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, Atlanta, Georgia 30346 on Thursday, April 27, 2000 at 10:00 a.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:   To elect the nominees listed below to serve as Class III directors of the Company for a term expiring at the 2003
              Annual Shareholders' Meeting.
                                                               Robin C. Kelton
                                                            Thomas H. Muller, Jr.
                                                           Donald S. Shapleigh, Jr.
                                                               J. Joe Ricketts
              FOR all nominees listed above (except as indicated to     WITHHOLD AUTHORITY to vote for all nominees listed
               the contrary below.)                                      above.
INSTRUCTION:  To withhold authority for one or more individual nominees, mark "FOR" above, and write his name or their names in the space below:
PROPOSAL 2:   To ratify Deloitte & Touche LLP as the Company's independent auditors.
              FOR                         AGAINST                         ABSTAIN

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR Proposals 1 and 2.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                                           Dated: ________________________, 2000
                                               (Be sure to date your Proxy)

                                           _____________________________________
                                                 Name(s) of Shareholder(s)

                                           _____________________________________
                                              Signature(s) of Shareholder(s)
                                           If stock is held in the name of more
                                           than one person, all holders should
                                           sign. Signatures must correspond
                                           exactly with the name or names
                                           appearing on the stock
                                           certificate(s). When signing as
                                           attorney, executor, administrator,
                                           trustee, guardian or custodian,
                                           please indicate the capacity in which
                                           you are acting. If a corporation,
                                           please sign in full corporate name by
                                           the President or other authorized
                                           officer. If a partnership, please
                                           sign in name by authorized person.
                                           Please mark, date and sign this
                                           Proxy, and return it in the enclosed
                                           return-addressed envelope. No postage
                                           is necessary.

                    PLEASE RETURN PROXY AS SOON AS POSSIBLE